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                                                                     EXHIBIT 5.1

May 10, 2006

Rock-Tenn Company
504 Thrasher Street
Norcross, Georgia 30071

            Re: Rock-Tenn Company - Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as counsel for Rock-Tenn Company, a Georgia corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission by the Company, of debt securities ("Debt Securities"), preferred stock, par value $0.01 per share ("Preferred Stock") and common stock, par value $0.01 per share ("Common Stock") to be issued from time to time by the Company. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Registration Statement.

      In such capacity, we have examined the Indenture dated July 31, 1995 (the "Indenture") between the Company and SunTrust Bank, a Georgia banking corporation, as trustee (the "Trustee"). We have also examined, and have relied as to matters of fact upon, original, certified, conformed or photographic copies of such corporate records of the Company, such other agreements and instruments, such certificates of public officials, officers of the Company and other persons, and such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to certificates of public officials, we have assumed the same to be accurate and to have been given properly.

      We have assumed that, at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture (i) will be the valid and legally binding obligation of the Trustee, enforceable against such party in accordance with its terms and (ii) will continue to be in full force and effect and will not have been terminated or rescinded by the Company or the Trustee.

      This opinion is limited in all respects to the federal laws of the United States of America and the laws of the States of Georgia and New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have

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Rock-Tenn Company
May 10, 2006
Page 2

on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

      Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

      (1) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles, and the discretion of courts in granting equitable remedies.

      (2) The Debt Securities, when (i) the definitive terms and provisions thereof have been duly established and (ii) duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws of affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

      (3) Any shares of Preferred Stock, when (i) the underwriting or similar agreement for the Preferred Stock has been duly authorized, executed and delivered by the parties thereto, (ii) the board of directors of the Company or a duly authorized committee thereof has taken all necessary corporate action to approve and establish the terms, rights, preferences and designations of the Preferred Stock (the "Certificate of Designations") and to authorize and approve the issuance thereof and (iii) the Preferred Stock has been delivered and paid for by the purchasers thereof, will be validly issued, fully paid and nonassessable.

      (4) Any shares of Common Stock, when (i) the underwriting or similar agreement for the Common Stock has been duly authorized, executed and delivered by the parties thereto and (ii) the Common Stock has been delivered and paid for by the purchasers thereof, will be validly issued, fully paid and nonassessable.

      This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

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Rock-Tenn Company
May 10, 2006
Page 3

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Validity of Securities" in the Prospectus that is included in the Registration Statement.

                                                Very truly yours,

                                                /s/  King & Spalding LLP